UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Ste. 500 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2018, Marathon Patent Group, Inc. (the “Company”) received a written notification (the “Notice”) from the NASDAQ Stock Market LLC (“Nasdaq”) indicating that since the Company has not held its annual meeting of shareholders (the “Annual Meeting”) within twelve months of the end of the Company’s fiscal year-end, in accordance with Nasdaq’s Listing Rules 5620(a) and 5810(c)(2)(G), it no longer complies with Nasdaq’s Listing Rules (the “Rules”) for continued listing.

Under the Rules, the Company has 45 calendar days as of the date of the Notice (the “Due Date”) to submit a plan to regain compliance, and if Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2018, to regain compliance. In determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the Annual Meeting can be held within the 180-day period, the Company’s past compliance history, the reasons for the delayed Annual Meeting, other corporate events that may occur within Nasdaq’s review period, the Company’s overall financial condition and its public disclosures. While the plan is pending, the Company’s securities will continue to trade on Nasdaq.

The Company has filed a proxy statement on Schedule 14A with the Securities and Exchange Commission to hold the Annual Meeting of the shareholders and believes that the Annual Meeting will occur prior to the Due Date. In the event such Annual Meeting is not held prior to the Due Date, the Company will submit a plan to Nasdaq to regain compliance prior to the end of the 45-day period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2018

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer